February 14, 2023

Bullfrog AI Announces Pricing of Initial Public Offering

GAITHERSBURG, MD / ACCESSWIRE /February 14, 2023 / BullFrog AI Holdings, Inc. (NASDAQ:BFRG; BFRGW) ("Bullfrog AI" or the "Company"), a digital technology company using machine learning to usher in a new era of precision medicine, announced today the pricing of its initial public offering of 1,297,318 units (each, a "Unit," collectively, the "Units") at a price of $6.50 per unit for a total of approximately $8.4 million of gross proceeds to the Company. Each Unit consists of one share of the Company's common stock, one tradeable warrant (each, a "Tradeable Warrant," collectively, the "Tradeable Warrants") to purchase one share of common stock at an exercise price of $7.80 per share, and one non-tradeable warrant (each, a "Non-tradeable Warrant," collectively, the "Non-tradeable Warrants"; together with the Tradeable Warrants, each, a "Warrant," collectively, the "Warrants") to purchase one share of the Company's common stock at an exercise price of $8.125.

The shares and Tradeable Warrants are expected to begin trading on the Nasdaq Capital Market on February 14, 2023, under the symbol "BFRG" and "BFRGW", respectively. The offering is expected to close on or about February 16, 2023, subject to customary closing conditions.

The underwriters have been granted an option, exercisable within 45-days after the closing of this offering, to purchase shares of the Company's common stock at a price of $6.48 per share and/or Tradeable Warrants at a price of $0.01 per Tradeable Warrant, and/or Non-tradeable Warrants at $0.01 per Non-tradeable Warrant, or any combination of additional shares of common stock and Warrants representing, in the aggregate, up to 15% of the number of Units sold in this offering, in all cases less the underwriting discount.

WallachBeth Capital, LLC and Kingswood, a division of Kingswood Capital Partners, LLC are Joint Bookrunners and Co- Underwriters for the Offering.

The offering is being made only by means of a prospectus. A copy of the final prospectus related to the offering may be obtained, when available, from Wallachbeth Capital, LLC, via email: cap-mkts@wallachbeth.com, or by calling +1 (646) 237-8585, or by standard mail at Wallachbeth Capital, LLC, Attn: Capital Markets, 185 Hudson St, Jersey City, NJ 07311, USA. In addition, a copy of the final prospectus, when available, relating to the offering may be obtained via the SEC's website at www.sec.gov.

A registration statement on Form S-1 (File No. 333-267951) relating to these securities was filed with the Securities and Exchange Commission and was declared effective on February 13, 2023. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Bullfrog AI

BullFrog AI is a digital technology company using machine learning to usher in a new era of precision medicine. Through its collaborations with leading research institutions, including Johns Hopkins University, and others, BullFrog AI is at the forefront of AI-driven drug development. Using its proprietary bfLEAP™ Artificial Intelligence platform, BullFrog AI aims to enable the successful development of pharmaceuticals and biologics by predicting which patients will respond to therapies in development. BullFrog AI is deploying bfLEAP™ for use at several critical stages of development with the intention of streamlining data analytics in therapeutics development, decreasing the overall development costs by decreasing failure rates for new therapeutics, and impacting the lives of countless patients that may have otherwise not received the therapies they need.

For more information visit BullFrogAI at

Website: www.bullfrogai.com
LinkedIn: https://www.linkedin.com/company/bullfrogai/

Safe Harbor Statement

This press release contains forward-looking statements. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including: our financial performance and projections; our growth in revenue and earnings; and our business prospects and opportunities. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential," or "hopes" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including: our ability to change the direction of the Company; our ability to keep pace with new technology and changing market needs; and the competitive environment of our business. These and other factors may cause our actual results to differ materially from any forward-looking statement. Forward-looking statements are only predictions. The forward-looking events discussed in this press release and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties, and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of uncertainties and assumptions, the forward-looking events discussed in this press release and other statements made from time to time by us or our representatives might not occur.

Contact:

Todd McKnight
RedChip Companies, Inc.
BFRG@redchip.com
800-733-2447

SOURCE: BullFrog AI Holdings, Inc.